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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): July 2, 1999



                         SCICLONE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


   California                        0-19825                     94-3116852
-----------------             --------------------           -------------------
 (State or other              (Commission File No.)             (IRS Employer
  jurisdiction                                               Identification No.)
of incorporation)


       901 Mariner's Island Blvd.
                Suite 205
          San Mateo, California                                     94404
----------------------------------------                          ----------
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code: (650) 358-3456





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ITEM 5. OTHER EVENTS

     On July 2, 1999, SciClone Pharmaceuticals, Inc. sold approximately 1.37 million shares of its common stock, each accompanied by a warrant to purchase one share of common stock, in a private placement to institutional and individual accredited investors for an aggregate purchase price of approximately $2 million.

     On July 21, 1999, SciClone Pharmaceuticals, Inc. sold approximately 2.5 million shares of its common stock, each accompanied by a warrant to purchase one share of common stock, in a private placement to institutional investors for an aggregate purchase price of approximately $4 million.

     A copy of the press releases announcing the financings are attached as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

ITEM 7. EXHIBITS

Exhibit No.                    Description
-----------                    -----------
99.1                           Press release dated July 6, 1999 announcing the $2
                               million financing.

99.2                           Press release dated July 22, 1999 announcing the
                               $4 million financing.




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                                   SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: August 3, 1999                    SCICLONE PHARMACEUTICALS, INC.



                                        By: /s/ SHAWN K. SINGH
                                           -------------------------------------
                                           Shawn K. Singh
                                           Chief Administrative Officer



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                                 EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
99.1              Press release dated July 6,
                  1999 announcing the $2 million
                  financing.

99.2              Press release dated July 22,
                  1999 announcing the $4 million
                  financing.


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